EXHIBIT 5

              Opinion of Brobeck, Phleger & Harrison



                           October 25, 1995




American Stores Company
P.O. Box 27447
Salt Lake City, UT  84127-0447


              Re:     American Stores Company
                      Registration Statement for Offering
                      of 7,000,000 Shares of Common Stock

Ladies and Gentlemen:

              We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 7,000,000 shares of Common Stock under the Company's Employee Stock Purchase Plan (the "Plan").
We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,


                            /s/ BROBECK, PHLEGER & HARRISON
                            BROBECK, PHLEGER & HARRISON